SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2018

Total System Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia	31901
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (706) 644-6081

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On May 11, 2018, Total System Services, Inc. (the “Company”) closed its sale (the “Transaction”) of $550 million aggregate principal amount of 4.000% Senior Notes due 2023 and $450 million aggregate principal amount of 4.450% Senior Notes due 2028 (collectively, the “Notes”) pursuant to an underwriting agreement, dated May 9, 2018 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters listed on Schedule 1 thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase the Notes from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement. The Company intends to use the net proceeds of the Transaction to repay (i) all of its outstanding 2.375% Senior Notes due June 1, 2018 at maturity, (ii) all of its remaining outstanding indebtedness under that certain Credit Agreement dated January 10, 2018, among the Company and Bank of America, N.A., as administrative agent and the lenders party thereto, as amended and (iii) with any remaining amounts, a portion of the $1.34 billion outstanding under that certain Credit Agreement dated April 23, 2018, among the Company and Bank of America, N.A., as Administrative Agent and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and the lenders party thereto. The Notes were issued pursuant to a Senior Indenture, dated as of March 17, 2016, between the Company and Regions Bank, as trustee.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items related to the Transaction which are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-210148).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 9, 2018, between Total System Services, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC

4.1	Form of 4.000% Senior Note due 2023

4.2	Form of 4.450% Senior Note due 2028

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

	By:	/s/ Kathleen Moates
Kathleen Moates
Date: May 11, 2018		Senior Deputy General Counsel